EX-10.4

Amendment to Original Agreement

November 18, 2003

Datameg Corp. agrees to the following amended compensation articles relating to the Agreement signed between the parties on August 1, 2003.

1. Datameg Corp. will issue, per every $ 250,000 raised by AMT Management; 500,000 shares DTMG Common Stock to AMT. This condition may be exercised for all funds raised by AMT prior to January 1, 2004, up to $ 1,000,000.00.

2. Datameg Corp. will issue an additional 1,000,000 shares to AMT should they raise the entire $1,000,000.00 prior to December 10, 2003.

Signed:

/s/ Andrew Benson
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Andrew Benson

Datameg Corp.

/s/ Michael Mitsunaga
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Michael Mitsunaga

AMT Management